EXHIBIT 23.1

                 CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated July 11, 1997 included in or incorporated by reference in Oxford Industries, Inc.'s Form 10-K for the year ended May 30, 1997 and to all references to our firm included in this Registration Statement.




Arthur Andersen LLP.
/s/ARTHUR ANDERSEN LLP.
Atlanta GA
July 10, 1998